Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
L BRANDS, INC.

Adopted as of June 18, 2020

ARTICLE I
STOCKHOLDERS

Section 1.01. Annual Meeting. The annual meeting of the stockholders of this corporation, for the purpose of electing directors and transacting such other business as may properly come before the meeting, shall be held on such date, at such time, and at such place as may be designated by the Board of Directors.

Section 1.02. Special Meetings. (a) Special meetings of the stockholders may be called at any time by the chairman of the board, any vice chairman of the board, or in case of the death, absence, or disability of the chairman (and, if elected, a vice chairman of the board), the president, or in case of the president’s death, absence, or disability, the vice president, if any, authorized to exercise the authority of the president, or a majority of the Board of Directors acting with or without a meeting and may not be called by any other person or persons; provided that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the certificate of incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by such person or persons. A special meeting shall be held only in the manner, at the times and for the purposes specified on the notice of meeting or at the meeting by the person or persons properly calling the meeting in accordance with this Section 1.02(a). For the avoidance of doubt, the Board of Directors shall be permitted to submit matters to the stockholders at any special meeting requested by the stockholders pursuant to Section 1.02(b).

(b) A special meeting of stockholders shall be called by the Board of Directors pursuant to Section 1.02(a) at the written request or requests to the secretary (the “secretary”) of the corporation (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) of holders of record who Own (as defined in Section 2.05) or, if such Special Meeting Request is made on behalf of one or more beneficial owners, of such beneficial owners who Own, at least 25% of the number of outstanding shares of common stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”). The Special Meeting Requests to the secretary shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting (each, a “Requesting Stockholder”), shall comply with this Section 1.02(b) and, if applicable, Section 2.04, and shall include (i) a statement of the specific purpose or purposes of the special meeting, (ii) the information required by Section 1.12 and, if applicable, Section 2.04, (iii) an acknowledgment by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Requests are being made that a disposition (prior to the time of the special meeting) of shares of the corporation’s stock Owned as of the date on which a Special Meeting Request in respect of such shares is delivered to the secretary shall constitute a revocation of such Special Meeting Request with respect to such disposed shares and (iv) documentary evidence that the Requesting Stockholders or the beneficial owners, if any, on whose behalf the Special Meeting Requests are being made Own the Requisite Percentage as of the dates of such written requests to the secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Requests must also include documentary evidence (or, if not simultaneously provided with any Special Meeting Request, such documentary evidence must be delivered to the secretary within 10 business days after the date on which such Special Meeting Request is delivered to the secretary) that the beneficial owners on whose behalf the Special Meeting Requests are made Own the Requisite Percentage as of the dates on which such Special Meeting Requests are delivered to the secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Requests are being made shall promptly provide any other information reasonably requested by the corporation. The information required under clauses (c) and (d) of Section 1.12 shall be supplemented by each Requesting Stockholder and any beneficial owner on whose behalf the Special Meeting Requests are made not later than 10 days after the record date for the special meeting to disclose such information as of the record date.

(c) Special meetings of the stockholders shall be held on such date, at such time, and at such place as may be designated by the Board of Directors in accordance with these bylaws; provided, however, that in the case of a special meeting requested by stockholders pursuant to Section 1.02(b), the date of any such special meeting shall not be more than 90 days after Special Meeting Requests that satisfy the requirements of this Section 1.02 are received by the secretary.

(d) Notwithstanding the foregoing provisions of this Section 1.02, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Requests do not comply with this Section 1.02, (ii) the Special Meeting Requests relate to an item of business that is not a proper subject for stockholder action under the certificate of incorporation or applicable law, (iii) any of the Special Meeting Requests are received by the corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 days before any of the Special Meeting Requests were received by the secretary, (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after any of the Special Meeting Requests are received by the secretary and the business to be conducted at such meeting includes Similar Business or (vi) any Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act (as defined below) or other applicable law. For purposes of this Section 1.02(d), the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Section 1.02(d) have been satisfied.

(e) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the requested special meeting (in each case as determined in good faith by the Board of Directors) and (ii) such Special Meeting Requests have been dated and delivered to the secretary within 60 days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary and if, following such revocation, there are outstanding un-revoked requests from Requesting Stockholders holding less than the Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

Section 1.03. Place of Meetings. Meetings of stockholders shall be held at the principal office of the corporation in the State of Ohio, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

Section 1.04. Notices of Meetings. Unless waived, a written, printed, typewritten, or electronically delivered notice of each annual or special meeting, stating the date, hour, and place and the purpose or purposes thereof shall be served upon, mailed, or delivered in any other manner permitted under Delaware law, including, but not limited to, electronic delivery, to each stockholder of record entitled to vote or entitled to notice, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at his or her address as the same appears on the records of the corporation. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Such notice shall specify the place where the stockholders list will be open for examination prior to the meeting if required by Section 1.08 hereof.

Section 1.05. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.06. Organization. At each meeting of the stockholders, the chairman of the board, or in the chairman’s absence, any vice chairman of the board, or in the absence of any vice chairman, the president, or, in the president’s absence, any vice president, or, in the absence of the chairman of the board, any vice chairman of the board, the president, and any vice president, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary, or, if the secretary not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 1.07. Quorum. A stockholders’ meeting duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the certificate of incorporation, these bylaws, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), (i) at any meeting called by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least one-third of the voting power of the corporation shall constitute a quorum for such meeting, and (ii) at any meeting called other than by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least a majority of the voting power of the corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or such officer) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.08. List of Stockholders. The secretary shall prepare and make a complete list of the stockholders of record as of the applicable record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.09. Order of Business and Procedure. The order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

Section 1.10. Voting. (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the corporation having voting rights on the matter in question and which shall have been held by such person and registered in such person’s name on the books of the corporation on the date fixed pursuant to Section 1.05 of these bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

(b) Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

(c) Any such voting rights may be exercised by the stockholder entitled thereto or by such person’s proxy appointed by an instrument in writing or in any other manner then permitted by law, subscribed by such person or such person’s attorney thereunto authorized in any manner then permitted by law and delivered to the secretary in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided, however, that no proxy shall be valid after the expiration of three years after its date of execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders all matters, except as otherwise provided in the certificate of incorporation, in these bylaws, or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the certificate of incorporation. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such person’s proxy, if there be such proxy, and it shall state the number of shares voted.

Section 1.11. Inspectors. The Board of Directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of such person’s ability. The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 1.12. Notice of Business. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or such other person or persons authorized to present business to a meeting of stockholders in accordance with Section 1.02(a) of these bylaws or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12; provided that, notwithstanding the foregoing provisions of this Section 1.12, (i) in the case of special meetings, the provisions of Section 1.02 shall govern and (ii) in the case of nominations of directors, the provisions of Section 2.04 shall govern. For business to be properly brought by a stockholder before an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that, (i) in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the corporation no later than the later of 70 days prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting was made and (ii) a stockholder may deliver or mail the notice contemplated by this Section 1.12 prior to the time periods specified above if earlier delivery or mailing is required under Rule 14a-8 of the Exchange Act (as defined below), as such Rule may be amended from time to time. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the secretary (in the case of an annual meeting) or Special Meeting Request (in the case of a special meeting) shall set forth as to each matter the stockholder proposes to bring before the meeting:

(a) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person covered by clauses (c) and (d) below;

(c) (i) the class and number of shares of the corporation which are held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the corporation’s securities and (ii) any derivative positions held or beneficially held by the stockholder or by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; and

(d) any material interest of the stockholder or any Stockholder Associated Person in such business.

“Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person. The term “beneficially” held (or any similar term) includes direct or indirect holdings and has the meaning set forth in Rule 13d-3 (or any successor thereto) under the Exchange Act (as defined below).

Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Article I and, when applicable, Section 2.04. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The provisions of this Section 1.12 are in addition to the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”). Accordingly, notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.12.

ARTICLE II
BOARD OF DIRECTORS

Section 2.01. General Powers of Board. The powers of the corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Delaware or in the certificate of incorporation.

Section 2.02. Number of Directors. The number of directors of the corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than 6 nor more than 15, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Bylaws, the term “whole Board” means the total number of directors that the corporation would have if there were no vacancies.

Section 2.03. Election of Directors.

2.03.01. Except as otherwise provided in these bylaws, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.03, a majority of votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Any “withhold” or “against” votes in a director’s election will count as a vote cast, but “abstentions” will not count as a vote cast with respect to that director’s election. In a contested election, the nominees receiving a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present shall be elected. A “contested election” is one in which, as of the last date by which stockholders may submit notice to nominate a person for election as a director pursuant to Section 2.04 or Section 2.05 of these bylaws, the number of nominees for any election of directors, exceeds the number of directors to be elected.

2.03.02. (a) In order for any incumbent director to become a nominee for further service on the Board of Directors, such person must submit an irrevocable resignation, which resignation shall become effective upon (i) that person not receiving a majority of the votes cast in an election that is not a contested election and (ii) acceptance by the Board of Directors of that resignation in accordance with any policies and procedures adopted by the Board of Directors for such purpose.

(b) In order for any other person to become a nominee for service on the Board of Directors, such person must submit an irrevocable commitment that, if elected, such individual will tender, promptly upon such person’s election, an irrevocable resignation, which resignation shall become effective upon (i) that person not receiving a majority of the votes cast in the next election that is not a contested election following such person’s initial election to the Board of Directors and (ii) acceptance by the Board of Directors of that resignation in accordance with any policies and procedures adopted by the Board of Directors for such purpose.

2.03.03. In the event an incumbent director does not receive a majority of the votes cast with respect to that director’s election at any meeting for the uncontested election of directors at which a quorum is present, the Board of Directors, acting on the recommendation of the Nominating and Governance Committee, shall no later than at its first regularly scheduled meeting following certification of the shareholder vote for the election of directors determine whether to accept the resignation of the incumbent director or whether to take other action.

2.03.04. The Nominating and Governance Committee, in making any such recommendation, and the Board of Directors, in making its determination, may consider any factors or other information that they believe appropriate and relevant.

2.03.05. If the Board of Directors determines to accept the resignation contemplated by Section 2.03.02 of a nominee, the Nominating and Governance Committee shall promptly either recommend a candidate to the Board of Directors to fill the office formerly held by such person or recommend a reduction in the size of the Board of Directors.

2.03.06. The Nominating and Governance Committee and the Board of Directors shall take the actions required under this Section 2.03 without the participation of any nominee whose resignation, as contemplated by Section 2.03.02, is under consideration, except that (i) if every member of the Nominating and Governance Committee is such a nominee, then a majority of the Board of Directors shall appoint a Board committee of independent directors for the purpose of considering the tendered resignations and making a recommendation to the Board of Directors whether to accept or reject them; and (ii) if the number of independent directors who are not such nominees is three or fewer, all directors may participate in the decisions under this Section 2.03. As used above, the term “independent director” shall mean a director who complies with the “independent director” requirements under the rules of the principal securities exchange upon which the common stock of the corporation is listed or traded.

2.03.07. If the Board of Directors accepts the resignation contemplated by Section 2.03.02 of any nominee, or if a nominee for director who is not an incumbent director does not receive more than 50% of the votes cast with respect to that director’s election, then the Board of Directors may fill the resulting vacancy pursuant to Section 2.07 or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.02.

Section 2.04. Nominations.

2.04.1. (a) At any meeting of the stockholders, only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors, (ii) by or at the direction of the Nominating and Governance Committee of the Board of Directors, (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.04, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.04 or (iv) in accordance with Section 2.05; provided that, (A) notwithstanding the foregoing provisions of Section 2.04, in the case of special meetings, the provisions of Section 1.02 shall govern and (B) all nominees must comply with the requirements of Section 2.03.02 (in addition to all other applicable requirements). Such nominations, other than those made by or at the direction of the Board of Directors or its Nominating and Governance Committee or pursuant to Section 2.05, shall be made pursuant to Special Meeting Requests made in accordance with Section 1.02 or, in the case of an annual meeting, pursuant to timely notice in writing to the secretary. For a nomination pursuant to this Section 2.04 to be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the corporation no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of such notice pursuant to this Section 2.04. Each such notice or Special Meeting Request, as applicable, shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, (3) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (4) a reasonably detailed description of any compensatory or other financial agreement, arrangement or understanding that each such nominee has with any other person or entity other than the corporation, including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the corporation, (5) a description of any agreement, arrangement or understanding between or among the stockholder giving the notice and any Stockholder Associated Person, on the one hand, and any other person or persons (including their names), including the nominee, on the other hand, in connection with the proposal of each such nominee and (6) (x) the class and number of shares of the corporation which are held of record or beneficially by the stockholder giving the notice or any Stockholder Associated Person and (y) any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into, or any other agreement, arrangement or understanding has been made by or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities.

(b) Notwithstanding anything in the bylaws to the contrary, no nomination for the election of directors shall be made except in accordance with the procedures set forth in this Section 2.04 or Section 2.05, as applicable. The provisions of this Section 2.04 and Section 2.05 are in addition to the applicable requirements of the Exchange Act. Accordingly, notwithstanding the foregoing provisions of this Section 2.04 or the following provisions of Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.04 or Section 2.05, as applicable.

2.04.2. Notice of nominations that are proposed by the Board of Directors or its nominating committee shall be given by the chairman of the meeting.

2.04.3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such nomination not properly brought before the meeting shall not be given effect.

Section 2.05. Proxy Access.

2.05.1. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.05, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 2.05.4) that expressly elects at the time of providing the notice required by this Section 2.05 to have such nominee included in the corporation’s proxy materials pursuant to this Section 2.05 and that has satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.05. For purposes of this Section 2.05, the “Required Information” that the corporation will include in its proxy statement is (a) the information provided to the secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (b) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.05.8). For the avoidance of doubt, nothing in this Section 2.05 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 2.05. Subject to the provisions of this Section 2.05, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

2.05.2. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.05, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the secretary. To be timely, the Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.05.

2.05.3. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors (rounded down to the nearest whole number but not less than two) in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.05 (such date, the “Final Proxy Access Nomination Date” and such maximum number, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (a) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.05 whose nomination is subsequently withdrawn, (b) (i) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.05 who ceases to satisfy the eligibility requirements to be a Stockholder Nominee or (ii) any individual nominated by a stockholder that ceases to satisfy the eligibility requirements to be an Eligible Stockholder, (c) any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.05 whom the Board of Directors decides to nominate for election to the Board of Directors and (d) any director in office as of the Final Proxy Access Nomination Date who was included in the corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (c)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.05 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.05 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.05 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.05 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the number (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as Owned (as defined in Section 2.05.5) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.05 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.05 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.05, the corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.05 for any meeting of stockholders for which the secretary receives notice (whether or not subsequently withdrawn or made the subject of a settlement with the corporation) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.04.

2.05.4. An “Eligible Stockholder” is a holder of record or group of no more than 20 holders of record and, to the extent that a holder of record is acting on behalf of one or more beneficial owners, such beneficial owners (counting as one holder of record or beneficial owner, as applicable, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (a) has Owned continuously for at least three years preceding and including the date of submission of the Notice of Proxy Access Nomination (the “Minimum Holding Period”) at least 3% of the number of outstanding shares of common stock of the corporation as of the most recent date for which such number is given in any filing by the corporation with the U.S. Securities and Exchange Commission (the “SEC”) prior to the submission of the Notice of Proxy Access Nomination (the “Required Shares”) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events), (b) continues to Own the Required Shares through the date of the annual meeting and (c) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 2.05. A “Qualifying Fund Group” is a group of two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “family of investment companies” or a “group of investment companies” as each such term is defined in the Investment Company Act of 1940 and the rules, regulations and forms adopted thereunder, all as amended. Whenever the Eligible Stockholder consists of a group (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 2.05 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each holder of record or beneficial owner, as applicable (including each individual fund within any Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition). Whenever the Eligible Stockholder consists of a group, should any holder of record or beneficial owner, as applicable (including each individual fund within any Qualifying Fund Group) that is a member of such group cease to satisfy the eligibility requirements in this Section 2.05 or withdraw from such group at any time prior to the annual meeting, the Eligible Stockholder shall be deemed to Own only the shares held by the remaining members of such group. No person may be a member of more than one group constituting an Eligible Stockholder with respect to any annual meeting, and if any person appears as a member of more than one such group, it shall be deemed to be a member only of the group that Owns the largest number of shares of common stock of the corporation as reflected in the Notice of Proxy Access Nomination.

2.05.5. A person shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which such person possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person or (iii) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (B) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such person or affiliate. A person shall “Own” shares held in the name of a nominee or other intermediary so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (1) such person has loaned such shares; provided that such person has the power to recall such loaned shares on five business days’ notice or (2) such person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by such person. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. For purposes of this Section 2.05, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

2.05.6. To be in proper written form for purposes of this Section 2.05, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(a) a written statement by the Eligible Stockholder certifying as to the number of shares it Owns and has Owned continuously during the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (i) not later than 10 days after the record date for the annual meeting, a written statement by the Eligible Stockholder certifying as to the number of shares it Owns and has Owned continuously through the record date and (ii) immediate notice if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting; provided, however, that if such Eligible Stockholder, or any member of the group that together constitutes such Eligible Stockholder, is not the beneficial owner of the shares representing the Required Shares, then to be valid, the Notice of Proxy Access Nomination must also include documentary evidence (or, if not simultaneously provided with the Notice of Proxy Access Nomination, such documentary evidence must be delivered to the secretary within 10 business days after the date on which such Notice of Proxy Access Nomination is delivered to the secretary) that the beneficial owners on whose behalf the Notice of Proxy Access Nomination is made Own the Required Shares as of the date on which the Notice of Proxy Access Nomination is delivered to the secretary.

(b) a copy of the Schedule 14N (or any successor form) that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(c) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor form) if it existed on the date of submission of the Schedule 14N;

(d) the information that would be required to be set forth in a stockholder’s notice of a nomination pursuant to the last sentence of Section 2.04.1(a);

(e) a representation that the Eligible Stockholder (i) satisfies the eligibility requirements set forth in Section 2.05.04, (ii) will continue to hold the Required Shares through the date of the annual meeting, (iii) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not have such intent, (iv) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.05, (v) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (vi) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (vii) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (viii) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(f) a representation from the Eligible Stockholder that the Stockholder Nominee does not fall into any of the categories and has not taken any of the actions described in clauses (a) through (i) of Section 2.05.10;

(g) an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any actual or alleged legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or any other person in connection with the nomination or election of its Stockholder Nominee or out of the information that the Eligible Stockholder provided to the corporation, (ii) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.05 or any solicitation or other activity in connection therewith and (iii) file with the SEC any solicitation or other communication with the stockholders of the corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(h) a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation prior to or concurrently with the Eligible Stockholder’s submission of the Notice of Proxy Access Nomination, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation prior to or concurrently with the Eligible Stockholder’s submission of the Notice of Proxy Access Nomination, (iii) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines, related person transaction policy and any other policies or guidelines of the corporation applicable to directors and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors;

(i) in the case of a nomination by a group constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.05 (including withdrawal of the nomination); and

(j) in the case of a nomination by a group constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one holder of record or beneficial owner, as applicable, for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that such funds are part of the same Qualifying Fund Group.

2.05.7. In addition to the information required pursuant to Section 2.05.6 or any other provision of these bylaws, (a) the corporation may require any proposed Stockholder Nominee to furnish any other information (i) that may reasonably be requested by the corporation to determine whether the Stockholder Nominee would belong to any of the categories described in clauses (a) through (h) of Section 2.05.10, (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (iii) that may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 2.05 or to serve as a director of the corporation and (b) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

2.05.8. The Eligible Stockholder may, at its option, provide to the secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.05, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

2.05.9. In the event that any information or communication provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the corporation and any other recipient of such communication of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.05). In addition, any person providing any information to the corporation pursuant to this Section 2.05 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than 10 days after the record date for the annual meeting.

2.05.10. Notwithstanding anything to the contrary contained in this Section 2.05, the corporation shall not be required to include in its proxy materials, pursuant to this Section 2.05, any Stockholder Nominee (a) who would not be an independent director under the rules and listing standards of the principal securities exchange upon which the common stock of the corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (b) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the principal securities exchanges upon which the common stock of the corporation is listed or traded or any applicable law, rule or regulation, (c) who would not meet the audit committee and compensation committee independence requirements under the rules and listing standards of the principal securities exchange upon which the common stock of the corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of such committee members, (d) who would not be, if elected to the Board of Directors, a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act, (e) who would not be, if elected to the Board of Directors, an “outside director” for the purposes of Section 162(m) under the Internal Revenue Code, (f) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (g) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (h) who is or has been subject to any event of the type specified in Rule 506(d)(1) of Regulation D promulgated under the Securities Act of 1933, as amended, or (i) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

2.05.11. Notwithstanding anything to the contrary set forth herein, if (a) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.05 or (b) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.05 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, (i) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting and (ii) the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.05, such nomination shall be declared invalid and disregarded as provided in clause (ii) above.

2.05.12. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (b) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.05 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.04.

2.05.13. This Section 2.05 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.

Section 2.06. Resignations. Any director of the corporation may resign at any time by giving written notice to the chairman of the board or the secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.07. Vacancies. In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of such director’s predecessor.

Section 2.08. Removal of Directors. Directors may be removed only as provided in the certificate of incorporation.

Section 2.09. Place of Meeting, etc. The Board of Directors may hold any of its meetings at the principal office of the corporation or at such other place or places as the Board of Directors may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.10. Annual Meeting. A regular annual meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board of Directors, and notice thereof need not be given. At its regular annual meeting the Board of Directors shall organize itself and elect the officers of the corporation for the ensuing year, and it may transact any other business.

Section 2.11. Regular Meetings. Regular meetings of the Board of Directors may be held at such intervals and at such times as shall from time to time be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

Section 2.12. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors or by the chief executive officer or by a majority of directors then in office to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

Section 2.13. Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being delivered electronically or given personally or by telephone on at least 24 hours’ notice prior to the date of meeting. Such notice shall specify the place, date, and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

Section 2.14. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the certificate of incorporation, or these bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each director shall have one vote.

Section 2.15. Committees. The Board of Directors may appoint an executive committee and any other committee of the Board of Directors, to consist of one or more directors of the corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation. Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

Section 2.16. Compensation. The Board of Directors may, by resolution passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the board.

Section 2.17. Action by Consent. Any action required or permitted to be taken at any meeting of the board or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.

ARTICLE III
OFFICERS

Section 3.01. General Provisions. The officers of the corporation shall include the following: a chairman of the board (who shall be a director); if elected, a vice chairman of the board (who shall be a director); a president; such number of vice presidents as the board may from time to time determine; a secretary; and a treasurer. Any person may hold any two or more offices and perform the duties thereof, except the offices of chairman of the board and vice chairman of the board, or the offices of president and vice president.

Section 3.02. Election, Terms of Office, and Qualification. The officers of the corporation named in Section 3.01 of this Article III shall be elected by the Board of Directors for an indeterminate term and shall hold office during the pleasure of the Board of Directors.

Section 3.03. Additional Officers, Agents, etc. In addition to the officers mentioned in Section 3.01 of this Article III, the corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers and duties of such officer to any other officer or to any director.

Section 3.04. Removal. Any officer of the corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

Section 3.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairman of the board, the vice chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled in the manner prescribed in these bylaws for regular appointments or elections to such office.

ARTICLE IV
DUTIES OF THE OFFICERS

Section 4.01. The Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation and shall have general supervision over the property, business, and affairs of the corporation and over its several officers, subject, however, to the control of the Board of Directors. The chairman shall, if present, preside at all meetings of the stockholders and of the Board of Directors. The chairman may sign, with the secretary, treasurer, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares in the corporation. The chairman may sign, execute, and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts, or other instruments, either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by the chairman in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the chairman may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same.

Section 4.02. Vice Chairman of the Board. If an individual is elected to such office, the vice chairman of the board shall perform such duties as are conferred upon such person by these bylaws or as may from time to time be assigned to such person by the chairman of the board or the Board of Directors. The authority of any vice chairman of the board to sign in the name of the corporation all certificates for shares and deeds, mortgages, leases, bonds, contracts, notes, and other instruments shall be coordinated with like authority of the chairman of the board. In the absence or disability of the chairman of the board, a vice chairman of the board designated by the Board of Directors shall perform all the duties of the chairman of the board, and when so acting, shall have all the powers of the chairman of the board.

Section 4.03. The President. The president shall perform such duties as are conferred upon such officer by these bylaws or as may from time to time be assigned to such officer by the chairman of the board or any vice chairman of the board or the Board of Directors.

Section 4.04. Vice Presidents. The vice presidents shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the Board of Directors, the chairman of the board, any vice chairman of the board or the president. At the request of the chairman of the board, in the absence or disability of the president, a vice president designated by the chairman of the board shall perform all the duties of the president, and when so acting, shall have all of the powers of the president.

Section 4.05. The Treasurer. The treasurer shall be the custodian of all funds and securities of the corporation. Whenever so directed by the Board of Directors, the treasurer shall render a statement of the cash and other accounts of the corporation, and the treasurer shall cause to be entered regularly in the books and records of the corporation to be kept for such purpose full and accurate accounts of the corporation’s receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the chairman of the board, or any vice chairman of the board.

Section 4.06. The Secretary. The secretary shall record and keep the minutes of all meetings of the stockholders and the Board of Directors in a book to be kept for that purpose. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the Board of Directors may direct. The secretary shall be the custodian of the seal of the corporation, if any, and shall affix such seal to such contracts, instruments, and other documents as the Board of Directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the chairman of the board, or any vice chairman of the board.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Delaware as they may exist from time to time.

Section 5.02. Insurance. The proper officers of the corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent for another corporation, partnership, joint venture, trust, or other enterprise, against any liability.

Section 5.03. ERISA. To assure indemnification under this Article of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this Article V shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 5.04. Contractual Nature. The foregoing provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit, or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 5.05. Construction. For the purposes of this Article V, references to “the corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a member of any committee or similar body, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation, if its separate existence had continued.

Section 5.06. Non-Exclusive. The corporation may indemnify, or agree to indemnify, any person against any liabilities and expenses and pay any expenses, including attorneys’ fees, in, advance of final disposition of any action, suit, or proceeding, under any circumstances, if such indemnification and/or payment is approved by the vote of the stockholders or of the disinterested directors, or is, in the opinion of independent legal counsel selected by the Board of Directors, to be made on behalf of an indemnitee who acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

ARTICLE VI
DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS

Section 6.01. Depositories. The chairman of the board, any vice chairman of the board, the president, the treasurer, and any vice president of the corporation whom the Board of Directors authorizes to designate depositories for the funds of the corporation are each authorized to designate depositories for the funds of the corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time to change such depositories, signatories, and conditions with the same force and effect as if each such depository, signatory, and condition with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the chairman of the board, any vice chairman of the board, the president, the treasurer, or any vice president of the corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the corporation setting forth the fact of such designation and of the appointment of the officers of the corporation or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

Section 6.02. Execution of Instruments Generally. In addition to the powers conferred upon the chairman of the board in Section 4.01 and any vice chairman of the board in Section 4.02 and except as otherwise provided in Section 6.01 of this Article VI, all contracts and other instruments entered into in the ordinary course of business requiring execution by the corporation may be executed and delivered by the president, the treasurer, or any vice president, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

ARTICLE VII
SHARES AND THEIR TRANSFER

Section 7.01. Certificates for Shares, Uncertificated Shares. The shares of the corporation shall be represented by certificates; provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every owner of one or more shares in the corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the corporation owned by such person. When such certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped, or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the chairman of the board or any vice chairman of the board, or the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. A record shall be kept of the name of the person, corporation, or other entity owning shares, whether represented by certificates or in uncertificated form, including, in the case of shares represented by certificates, the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates (or shares in uncertificated form) shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled.

Section 7.02. Lost, Destroyed and Mutilated Certificates. If any certificates for shares in this corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order the same cancelled and, unless the shares are thereafter to be held in uncertificated form, shall issue a new certificate in lieu of same. The holder of any shares in the corporation shall immediately notify the corporation if a certificate therefore shall be lost, destroyed, or mutilated beyond recognition, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or such owner’s legal representative, to give the corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate.

The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

Section 7.03. Transfers of Shares. Transfers of shares in the corporation shall be made only on the books of the corporation by the registered holder thereof, such person’s legal guardian, executor, or administrator, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with a transfer agent appointed by the Board of Directors, and (i) in the case of certificated shares, on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and (ii) in the case of uncertificated shares, upon compliance with appropriate procedures for transferring shares in uncertificated form established by the corporation. In addition, no transfer shall be effected unless the corporation has received appropriate evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the corporation.

Section 7.04. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient but not inconsistent with these bylaws concerning the issue, transfer, and registration of certificated or uncertificated shares in the corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

ARTICLE VIII
SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the chairman of the board, any vice chairman, the president, and any vice president of the corporation shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting, or with respect to any action, of stockholders of any other corporation In which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE IX
SEAL

The Board of Directors may provide a corporate seal, which shall be circular and shall contain the name of the corporation engraved around the margin, the words “corporate seal”, the year of its organization, and the word “Delaware”.

ARTICLE X
EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for
(i) any derivative action or proceeding brought on behalf of the corporation;
(ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the corporation to the corporation or to the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty;
(iii) any action asserting a claim against the corporation or any current or former director or officer or other employee or agent of the corporation arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s certificate of incorporation or bylaws (as any of the foregoing may be amended from time to time);
(iv) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine;

or
(v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law;
shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).